UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

1050 University Avenue

Norwood, MA 02062

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 781-762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities

On July 24, 2008 and July 30, 2008, Novamerican Steel Inc. (the “Company”) agreed to issue an aggregate of 1,938,864 shares of common stock, par value $0.001 per share (the “Common Stock”), in multiple privately-negotiated exchanges with various holders of an aggregate of 7,074,706 outstanding warrants to purchase Common Stock (the “Warrants”).

Pursuant to Exchange Agreements between the Company and each of the holders of the Warrants (the “Holders”) dated either July 24, 2008 or July 30, 2008, the Holders agreed to exchange an aggregate of 7,074,706 outstanding Warrants for an aggregate of 1,938,864 shares of Common Stock. The Holders consist of certain non-affiliates of the Company.

The issuance of the 1,938,864 shares of Common Stock to be issued to the Holders will be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, as the exchanges will be between the Company and existing security holders and no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchanges.

The Company may from time to time and at any time, as allowed under its ABL credit facility and its senior secured notes, continue to repurchase its debt or equity securities, for cash, common stock or other securities or a combination thereof, in open market or privately negotiated transactions, opportunistically and on terms that it believes to be favorable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	July 30, 2008	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Chief Administrative Officer and General Counsel